UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 27, 2007

Tootie Pie Company, Inc.
(Exact name of registrant as specified in its charter)

Nevada	72-1602919
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

129 Industry Drive Boerne, TX 78006
(Address of principal executive offices)

(210) 737-6600
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2007 our Board of Directors approved annual base salary increases effective July 1, 2007 for our executive officers, Don Merrill, our President and Chief Executive Officer, and David Patterson, our Treasurer and Chief Financial Officer.

The following table summarizes the approved base salary increases for Mr. Merrill and Mr. Patterson:

Name/Title	Base Annual Salary Prior to July 1, 2007	Increase in Annual Base Salary effective July 1, 2007	New Annual Base Salary
Don Merrill Chairman of the Board of Directors, President and Chief Executive Officer	$60,000	$23,000	$83,000
David Patterson Treasurer and Chief Financial Officer	$50,000	$23,000	$73,000

This Report may contain forward-looking statements, including, without limitation, statements concerning our possible or assumed future results of operations.  These statements are preceded by, followed by or include the words "believes," "could," "intends," "expects," "anticipates," or similar expressions.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including, but not limited to, our ability to implement our business plan, our ability to raise additional funds, consumer acceptance of our products, our ability to broaden our customer base, our ability to maintain a satisfactory relationship with our suppliers and distributors, and other risks described in reports filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance, or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOOTIE PIE COMPANY, INC.
Date: July 31, 2007	By:	/s/ Don Merrill
Don Merrill
President and Chief Executive Officer